Exhibit 10.25

FIRST AMENDMENT TO

ORTHO CLINICAL DIAGNOSTICS EXCESS PLAN

WHEREAS, U.S. Crimson Acquisition Inc. (the “Company”) maintains the Ortho Clinical Diagnostics Excess Plan, as amended and restated (the “Plan”);

WHEREAS, it is desirable to amend the Plan to reduce and then cease Employer Supplemental Contributions; and

WHEREAS, the Company has reserved the right to amend the Plan pursuant to Article 11 of the Plan.

NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended as follows:

•	Effective January 1, 2018, Section 4.3 of the Plan is hereby amended in its entirety to read as follows:

4.3

EMPLOYER SUPPLEMENTAL CONTRIBUTIONS. The Employer shall make an Employer Supplemental Contribution to the Account of each Employee who is a Director Or Above and who qualifies as a Participant under Section 3.1(b) for the Plan Year in an amount equal to the following: (a) 4.00% of Compensation (2.00% of Compensation for the 2018 Plan Year), if the Participant is at least age 50 as of June 30, 2014; (b) 3.50% of Compensation (1.75% of Compensation for the 2018 Plan Year), if the Participant is at least age 40 but not yet age 50 as of June 30, 2014; and (c) 3.00% of Compensation (1.5% of Compensation for the 2018 Plan Year), if the Participant is not yet age 40 as of June 30, 2014. The Employer Supplemental Contribution is based on the Participant’s age as of June 30, 2014. A Participant shall not be entitled to increased Employer Supplemental Contributions due to the Participant’s subsequent attainment of any age.

In addition, to be eligible for Employer Supplemental Contributions under this Section 4.3 for a Plan Year, an Employee must be qualified as a Participant under Section 3.1(b) on the last day of the Plan Year.

Notwithstanding anything herein to the contrary, effective for Plan Years commencing on and after January 1, 2019, the Employer shall no longer make, and no Participant shall be eligible for, an Employer Supplemental Contribution.

IN WITNESS WHEREOF, the Company, by its duly authorized officer, has caused this First Amendment to be executed on the 21 day of August, 2018.

U.S. CRIMSON ACQUISITION INC.
By:
Authorized Officer

Firmwide: 155091136.1 069545.1000

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